UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ARC DOCUMENT SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ARC DOCUMENT SOLUTIONS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 30, 2020

To Our Stockholders:

We cordially invite you to attend the 2020 Annual Meeting of Stockholders of ARC Document Solutions, Inc. The annual meeting will take place at the Roundhouse Conference Center, at 2600 Camino Ramon, San Ramon, CA 94583 on Thursday, April 30, 2020, 9:00 a.m. PDT. We look forward to your attendance either in person or by proxy.

The purpose of the annual meeting is to:

1. Elect the six directors named in the proxy statement for the 2020 annual meeting of stockholders, each for a term of one year or until their successors are elected and qualified;

2. Ratify the appointment of Armanino LLP as ARC Document Solutions, Inc.’s independent registered public accounting firm for fiscal year 2020;

3. Hold an advisory, non-binding vote on executive compensation;

4. Approve an amendment to the ARC Document Solutions 2005 Employee Stock Purchase Plan to increase the aggregate number of shares of ARC Document Solutions’ common stock authorized for issuance under such plan by 450,000 shares; and

5. Transact any other business that may properly come before the annual meeting and any postponements or adjournments of the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice of annual meeting of stockholders. Only stockholders of record at the close of business on March 2, 2020 will receive notice of, and be eligible to vote at, the annual meeting or any postponements or adjournments of the annual meeting. A list of such stockholders will be available at the annual meeting and during ordinary business hours ten days prior to the annual meeting at the principal executive offices of ARC Document Solutions, Inc. at 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583. If you would like to review the stockholder list, please contact our principal executive offices at (925) 949-5100 to schedule an appointment.

A copy of ARC Document Solutions, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is included with this mailing. We are sending this proxy statement and related materials to stockholders on or about April 3, 2020.

By order of the Board of Directors,

Tracey Luttrell
Corporate Counsel and Corporate Secretary

April 2, 2020

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on April 30, 2020
This proxy statement and our 2019 Annual Report on Form 10-K are available at www.proxyvote.com.

We intend to hold the annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the United States Securities and Exchange Commission along with notice of the change(s) to the annual meeting, and details on how to participate will be available at ir.e-arc.com.

YOUR VOTE IS VERY IMPORTANT

Please read the proxy statement and the voting instructions on the enclosed proxy card. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed return envelope. This will ensure that your vote is counted even if you cannot attend the annual meeting in person. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

ARC DOCUMENT SOLUTIONS, INC.

2020 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

ARC DOCUMENT SOLUTIONS, INC.

12657 Alcosta Blvd., Suite 200
San Ramon, CA 94583
(925) 949-5100

April 2, 2020

PROXY STATEMENT

The board of directors of ARC Document Solutions, Inc. is furnishing you with this proxy statement in connection with the solicitation of proxies on its behalf for the 2020 annual meeting of stockholders. The meeting will take place at the Roundhouse Conference Center, at 2600 Camino Ramon, San Ramon, CA 94583 on Thursday, April 30, 2020, at 9:00 a.m. PDT. In this proxy statement, we refer to ARC Document Solutions, Inc. as the “Company”, “we”, “us”, “our” or “ARC.”

By submitting your proxy (by signing and returning the enclosed proxy card), you authorize K. Suriyakumar, the Chairman of the Board, President and Chief Executive Officer, and a director of ARC, and Tracey Luttrell, Corporate Counsel and Corporate Secretary of ARC, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about April 3, 2020.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE AND SUBMIT YOUR PROXY CARD INCLUDED IN THE ENCLOSED ENVELOPE.

ANNUAL MEETING AND VOTING INFORMATION

The board of directors seeks your proxy for use in voting at the annual meeting or any postponements or adjournments of the meeting. The annual meeting will be held at the Roundhouse Conference Center, at 2600 Camino Ramon, San Ramon, CA 94583 on Thursday, April 30, 2020, at 9:00 a.m. PDT. We intend to begin mailing this proxy statement, the attached notice of annual meeting, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, on or about April 3, 2020, to all holders of our common stock entitled to vote at the meeting. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

Purpose of the Annual Meeting

At the annual meeting, ARC stockholders will vote on the following items:

1.	The election of the six directors named in this proxy statement, each for a term of one year or until their successors are elected and qualified;

2.	Ratification of the appointment of Armanino LLP as the Company’s independent registered public accounting firm for fiscal year 2020;

3.	An advisory, non-binding vote on executive compensation; and

4.	Approval of an amendment to the ARC Document Solutions 2005 Employee Stock Purchase Plan.

Stockholders also will transact any other business that may properly come before the meeting. Members of ARC’s management team and representatives of Armanino LLP (“Armanino”), the Company’s recently-appointed independent registered public accounting firm for fiscal year 2020, will be present at the meeting to respond to appropriate questions from stockholders. Representatives of Armanino will also make a statement if they so desire.

Admission to the Annual Meeting

All record or beneficial owners of ARC’s common stock may attend the annual meeting in person. When you arrive at the annual meeting, please present photo identification, such as a valid driver’s license. Beneficial owners must also provide evidence of stockholdings, such as a recent brokerage account or bank statement showing ownership of ARC common stock on the record date of March 2, 2020. ARC also has invited certain ARC employees and certain agents of the Company to attend the annual meeting.

Record Date

The record date for the annual meeting is March 2, 2020. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is ARC’s common stock. Each outstanding share of common stock is entitled to one vote on each matter presented for a vote at the meeting. At the close of business on the record date, there were 45,228,183 shares of ARC common stock outstanding.

Quorum

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of ARC common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Required Vote

Proposal 1 The affirmative vote of a plurality of the votes cast at the meeting is required to elect the six nominees for director named in Proposal 1. This means that the six nominees for director receiving the highest number of votes cast will be elected. If you vote to abstain or withhold your vote with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

Proposals 2, 3 and 4 Approval of Proposals 2, 3 and 4 require the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote, assuming a quorum is present.

Routine and Non-Routine Matters

Proposal 2 (ratification of the appointment of Armanino as our independent registered public accounting firm for 2020) is a routine matter under the New York Stock Exchange (“NYSE”) rules. A broker or other nominee may vote in its discretion on behalf of clients that have not provided voting instructions.

Proposal 1 (election of directors), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (amendment to the ARC Document Solutions 2005 Employee Stock Purchase Plan) are non-routine matters under the NYSE rules. This means that if your shares are held by your broker or other nominee in “street name,” and you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or nominee will not be permitted to vote your shares on Proposals 1, 3 and 4. This will result in broker non-votes.

Voting Shares Held in “Street Name”

If your shares are held by a broker or other nominee, you are considered the beneficial owner of shares held in “street name.” If your shares are held in “street name,” these proxy materials are being forwarded to you by your broker or nominee (the record holder), along with a voting instruction card. As the beneficial owner of shares held in “street name,” you have the right to instruct your broker or nominee how to vote your shares and your broker or nominee is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker or nominee, your broker or nominee will nevertheless be entitled to vote your shares with respect to routine items, but will not be permitted to vote your shares with respect to non-routine items. See the item above entitled “Routine and Non-Routine Matters” for additional details on routine and non-routine matters.

As the beneficial owner of shares, you are invited to attend the meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares and bring it with you to the meeting.

Treatment of Abstentions, Withhold Votes and Broker Non-Votes

Abstentions and Withhold Votes. You may vote to abstain or withhold your vote on any of the matters to be voted on at the annual meeting. Abstentions and withhold votes will be treated as shares present for determining whether a quorum is present at the annual meeting. Abstentions and withhold votes will have no effect on the vote to elect our directors (Proposal 1), who are elected by a plurality of votes, but will be counted as votes against the ratification of the appointment of our independent registered public accounting firm, the proposal regarding an advisory, non-binding vote on executive compensation and the proposal to approve the amendment to the ARC Document Solutions 2005 Employee Stock Purchase Plan (Proposals 2, 3 and 4).

Broker Non-Votes. Broker non-votes occur when a broker or other nominee is unable to vote on a non-routine item because of a lack of instructions from the beneficial holder (or the holder in “street name”). Shares that are subject to broker non-votes will be treated as shares present for quorum purposes, but will not be counted for or against any particular proposal. If you do not provide your broker or nominee with instructions on how to vote your shares held in “street name,” your broker or nominee will not be permitted to vote your shares on non-routine items. Under NYSE rules, Proposals 1, 3 and 4 are non-routine items and Proposal 2 is a routine item. Your broker or nominee is not entitled to vote your shares on Proposals 1, 3 and 4 without specific instructions from you on how to vote. Your broker or nominee is entitled, however, to vote your shares on Proposal 2 without your instructions. If you are the beneficial owner of ARC shares, we strongly encourage you to provide instructions to your broker regarding the voting of your shares.

Voting Instructions

If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, or submit your vote via electronic or telephonic means, it will be voted in accordance with your instructions. By doing so, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

If you are a record holder, and attend the meeting in person, you may deliver your completed proxy card in person at the meeting. Additionally, we will distribute written ballots to record holders who wish to vote in person at the meeting. If you attend the annual meeting, please bring the enclosed proxy card or proof of identification. If you are the beneficial holder of shares held in “street name,” and you wish to vote at the meeting, you will need to obtain a proxy, executed in your favor, from your broker or other nominee and bring it with you to the meeting.

If your shares are held in “street name,” you may be able to vote your shares electronically by telephone or on the internet. A large number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions, Inc. that offers telephone and internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the internet by following the instructions set forth on the voting form provided to you by your record holder.

Revoking your Proxy

If you are the record holder of your shares, you may revoke your proxy at any time before your shares are voted and change your vote:

•	by signing another proxy with a later date and delivering it prior to the annual meeting in accordance with the instructions set forth in this proxy statement;

•	by giving written notice of your revocation to the Corporate Secretary of ARC prior to or at the meeting or by voting in person at the meeting; or

•	by attending the annual meeting and voting in person.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to our Corporate Secretary before your proxy is voted or you vote in person at the meeting. Any written notice of revocation, or later dated proxy, should be delivered to:

ARC Document Solutions, Inc.
12657 Alcosta Blvd., Suite 200
San Ramon, CA 94583
Attention: Tracey Luttrell, Corporate Secretary

If your shares are held in “street name” by a broker or other nominee, you must contact them in order to find out how to change your vote.

Tabulating Votes

Broadridge Financial Solutions, Inc. will tabulate and certify the votes. In addition, Broadridge Financial Solutions, Inc. will provide an inspector of election at the annual meeting.

Solicitation of Proxies

ARC is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Our directors, officers and employees may solicit votes and request proxies by telephone. Copies of solicitation materials will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. We have asked banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record.

Other Business

We know of no other business that will be presented at the annual meeting. If any other matter properly comes before the Company’s stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees for Director

The board of directors currently consists of seven directors, five of whom have been nominated for re-election at the annual meeting to serve for a term of one year or until his or her successor is duly elected and qualified, and two of whom, Thomas J. Formolo and John G. Freeland, are retiring from the board effective immediately prior to the 2020 annual meeting and are not standing for re-election in 2020. Tracey Luttrell is being nominated for election as a director at the annual meeting. Assuming election of all nominated directors, effective as of the 2020 annual meeting, the board will be comprised of six directors. The board is not classified and thus all of our directors are elected annually.

Each of the nominees has consented to being named in this proxy statement and has agreed to serve as a member of the board if elected. The Company has no reason to believe that any nominee will be unable to serve. If a nominee is unable to stand for election, the board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority to vote.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the six director nominees listed below. This means that the six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors.

The following table sets forth the name of each nominee, the year in which each nominee first became a director of ARC, as applicable, and the nominee’s age as of March 2, 2020. Each of the nominees who are current directors have served continuously on the board since first becoming a director of ARC.

Director	Year Elected	Age
Kumarakulasingam Suriyakumar	1998(1)	66
Bradford L. Brooks	2018	52
Cheryl Cook	2018	56
Tracey Luttrell	-NA-	51
Dewitt Kerry McCluggage	2006	65
Mark W. Mealy	2005	62
_______________

(1)
Served as an advisor of American Reprographics Holdings, L.L.C., a California limited liability company (“Holdings”), since 1998 and as a director of the Company since October 2004. We were previously organized as Holdings and immediately prior to our initial public offering on February 9, 2005, we reorganized as American Reprographics Company, a Delaware corporation, and subsequently changed our name to ARC Document Solutions, Inc.

The following is a brief description of the principal occupation and business experience of each of our directors and nominees standing for election, and their other affiliations.

Kumarakulasingam (“Suri”) Suriyakumar has served as our President and Chief Executive Officer since June 1, 2007, and he served as our President and Chief Operating Officer from 1991 until his appointment as Chief Executive Officer. On July 24, 2008, Mr. Suriyakumar was appointed Chairman of our board of directors. Mr. Suriyakumar served as an advisor of Holdings from March 1998 until his appointment as a director of the Company in October 2004. Mr. Suriyakumar joined Micro Device, Inc. (our predecessor company) in 1989. He became the Vice President of Micro Device, Inc. in 1990. Prior to joining the Company, Mr. Suriyakumar was employed with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka. Mr. Suriyakumar currently serves as Chairman of the board of directors of Mobitor, L.L.C., a privately-held company. ARC’s board believes that as a founder of the Company with tremendous industry knowledge, a strong following within the Company, and demonstrated leadership skills in a variety of economic and market-driven environments, Mr. Suriyakumar possesses unmatched experience in, and insight into, all aspects of our business, and his service on the board is invaluable to ARC.

Bradford L. Brooks is currently President and CEO of OneLogin, a global leader in cloud-based identity and access management as a service. From January 2015 to June 2017, Mr. Brooks was CMO as well as the executive leader of product management and engineering for DocuSign. Mr. Brooks held senior executive level positions at Juniper Networks and Microsoft prior to DocuSign. The board believes that Mr. Brooks’ extensive experience across multiple technology sectors, and his extensive executive leadership experience in enterprise-level technology product management, and in sales and marketing have provided him with a deep understanding of business matters. His business understanding, coupled with his broad operational expertise and his independent director status, make his service on the board valuable to ARC. Mr. Brooks has a Bachelor of Science in Economics from California State University, Chico, and a Masters of International Management from Thunderbird School of Global Management, Arizona State University.

Cheryl Cook was appointed as a director of the Company in December 2018 to fill the vacancy created by the retirement of former director, James McNulty. Ms. Cook is currently a Senior Vice President at Dell EMC, and is responsible for spearheading development and strategy for Dell’s Global Partner Marketing Organization and driving long-term partner marketing strategy. She joined Dell in 2011 from Nuance Communications, where she served as a Senior Vice President from February 2010 to February 2011, managing sales across all lines of business. Previously Ms. Cook was a Senior Vice President at Sun Microsystems. Ms.Cook’s business understanding, coupled with her broad sales and marketing expertise in technology fields and her independent director status, make her service on the board valuable to ARC. Ms. Cook has a Bachelor of Science in Computer Science from the University of Florida.

Tracey Luttrell has been nominated for election to serve as a director of the Company. Ms. Luttrell joined ARC Document Solutions as its Corporate Counsel and Corporate Secretary in August 2018, a role that she previously held from 2008 to 2012. Prior to her role with the Company, Ms. Luttrell practiced corporate law with several law firms, including Wilson Sonsini Goodrich & Rosati, a preeminent Silicon Valley law firm, and she held a business development role with RGP, a global consulting firm. She has extensive experience working as counsel to public and private companies in a variety of industry sectors, and holds her law and undergraduate degrees from McGill University in Montreal, Canada. Ms. Luttrell’s experience as an attorney with strong experience with companies in different industry sectors, combined with her knowledge and understanding of the Company gained from years working as its Corporate Counsel and Corporate Secretary, make her service on the board valuable to ARC.

Dewitt Kerry McCluggage was appointed a director of the Company in February 2006 and lead independent director in 2007. Mr. McCluggage currently serves as the President of Craftsman Films, Inc., which produces motion pictures and television programs, a company he started in January 2002. An active investor in media-related companies, Mr. McCluggage previously served as a director of Content Media Corporation, Ltd., a private UK-based distributor of film and television products, which was publicly-traded on the AIM market but went private in 2012. Mr. McCluggage is also an equity investor in Trifecta Entertainment, LLC, offering independent syndication sales and barter advertising in the U.S. Mr. McCluggage served as President, and then in 1993, Chairman, of Paramount Television Group, where he was responsible for overseeing all television operations from 1991 until his resignation in 2002. Prior to that, Mr. McCluggage served as President of Universal Television from 1987 to 1991. The board believes Mr. McCluggage’s principal executive officer experience, and his sales, marketing and operational experience has provided him with a deep understanding of business matters. As the film and television business has undergone a transition from analog to digital production, the Board believes his experience guiding this kind of transition is valuable to ARC, which is in the middle of a similar transition. Mr. McCluggage’s independent director status also renders his service on the board valuable to the Company. Mr. McCluggage served on the board of directors of IDW Media Holdings, Inc. from September 2017 until February 2019, and as its CEO from July 2018 until February 2019. Mr. McCluggage has a Bachelor of Arts from University of Southern California and a Masters of Business Administration from Harvard Business School.

Mark W. Mealy was appointed as a director of the Company in March 2005. Mr. Mealy has served as Managing Partner of Colville Capital LLC, a private investment firm, since October 2005. Mr. Mealy also served as the Managing Director and Group Head of Mergers and Acquisitions of Wachovia Securities, Inc., an investment banking firm, from March 2000 until October 2004. Mr. Mealy served as the Managing Director, Mergers and Acquisitions, of First Union Securities, Inc., an investment banking firm, from April 1998 to March 2000, and as the Managing Director of Bowles Hollowell Conner & Co., an investment banking firm, from April 1989 to April 1998. Mr. Mealy is currently a director of the following companies: Motion & Flow Control Products, Inc., Kurz Industrial Solutions, Inc. and Stored Energy Holdings, Inc. The board believes that Mr. Mealy’s financial acumen, experience in mergers and acquisitions, his independent director status and the fact that our board of directors has determined that he is an “audit committee financial expert” under SEC guidelines, given his understanding of accounting and financial reporting, make his service on the board valuable to ARC. Mr. Mealy has a Bachelor of Arts degree from the Woodrow Wilson School of Public and International Affairs at Princeton University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE SIX DIRECTOR NOMINEES LISTED ABOVE

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

The Audit Committee of our board of directors has the authority to appoint and replace our independent auditors. On March 28, 2020, following a comprehensive search process conducted by the Company, the Audit Committee dismissed Deloitte & Touche LLP (“Deloitte”) and appointed Armanino as the Company’s independent auditors for fiscal year 2020. Deloitte had served as our independent auditors beginning with the fiscal year ended December 31, 2009 through fiscal year ended December 31, 2019.

The reports of Deloitte on the Company’s financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the fiscal years ended December 31, 2019 and 2018, and through March 28, 2020, there have been no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused them to make reference to the subject matter of the disagreements in their reports on the financial statements for such years. During the fiscal years ended December 31, 2019 and 2018, and through March 28, 2020, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). We have requested that Deloitte furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter was filed as Exhibit 16 to the Form 8-K disclosing this change in independent registered public accountant. During the fiscal years ended December 31, 2019 and 2018, and through the date of the appointment of Armanino as the Company’s independent auditors for fiscal year 2020, the Company did not consult with Armanino regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Stockholders are asked to ratify the appointment of Armanino at the annual meeting. A representative of Armanino will be present at the meeting to respond to appropriate questions and to make a statement if he or she so desires.

Auditor Fees

A summary of the services provided by Deloitte, our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018, and fees billed for such services (in thousands), is as follows:

	2019	2018
Audit fees (1)	$1,600	$1,440
Audit related fees	—	—
Tax fees	—	—
All other fees	$5	$5
Total	$1,605	$1,445
_______________

(1)
Consists of aggregate fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2019 and 2018, respectively, and reviews of our condensed consolidated financial statements in our quarterly reports during the fiscal years ended December 31, 2019 and 2018, respectively. Out-of-pocket expenses of $36,990 and $49,000 for the fiscal years ended December 31, 2019 and 2018, respectively, are not included in the amounts shown above.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has adopted a pre-approval policy governing the engagement of the Company’s independent registered public accounting firm for all audit and non-audit services. The Audit Committee’s pre-approval policy provides that the Audit Committee must pre-approve all audit services and non-audit services to be performed for the Company by its independent registered public accounting firm prior to their engagement for such services. The Audit Committee pre-approval policy establishes pre-approved categories of certain non-audit services that may be performed by the Company’s independent registered public accounting firm during the fiscal year, subject to dollar limitations that may be set by the Audit Committee. Pre-approved services include certain audit related services, tax services and various non-audit related services. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next meeting. One hundred percent of the services provided by Deloitte & Touche LLP, the Company’s independent registered public accounting firm for fiscal years 2019 and 2018, during 2019 and 2018 were approved by the Audit Committee in accordance with the pre-approval procedures described above.

Under Company policy and/or applicable rules and regulations, the independent registered public accounting firm is prohibited from providing the following types of services to the Company: (1) bookkeeping or other services related to the Company’s accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment adviser or investment banking services, and (9) legal services.

The Audit Committee has sole authority to appoint ARC’s independent registered public accounting firm for fiscal year 2020 pursuant to the terms of the Audit Committee Charter. Accordingly, stockholder approval is not required to appoint Armanino as ARC’s independent registered public accounting firm for fiscal year 2020. The board believes, however, that submitting the appointment of Armanino to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment of Armanino, the Audit Committee will review its future selection of an independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF ARMANINO AS ARC’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020

PROPOSAL 3
ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

We received a majority vote for our executive compensation program at our 2019 annual meeting, with approximately 86% of our stockholders who voted at the meeting approving our compensation practices.

In 2018, the SEC amended the definition of “smaller reporting company” (“SRC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to allow more companies to take advantage of scaled disclosures (including disclosures regarding executive compensation). ARC is an SRC under the amended definition and, as such, we are taking advantage of the reduced disclosure requirements regarding executive compensation, including the omission of the “Compensation Discussion and Analysis” section, as set forth under the Executive Compensation section, beginning on page 24 of this proxy statement.

It should be noted, however, that our compensation program for 2019 was based on pre-determined criteria and performance expectations similar to the program that was in place for 2018.

We are requesting approval, in a non-binding vote, of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the U.S. Securities and Exchange Commission, including in the compensation tables and the related narrative discussion contained in the Company’s 2020 Proxy Statement, is approved.”

The stockholder vote on Proposal 3 is advisory in nature and, thus, is not binding on the Company. The Compensation Committee, however, values the views expressed by the Company’s stockholders in their vote on this proposal and, as it did in 2019 following ARC’s annual meeting, will consider the outcome of the vote when making future compensation decisions for the Company’s named executive officers (“NEOs”).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS
DISCLOSED IN THE 2020 PROXY STATEMENT

PROPOSAL 4
APPROVAL OF AMENDMENT TO THE ARC DOCUMENT SOLUTIONS 2005 EMPLOYEE STOCK PURCHASE PLAN

Introduction

The board of directors is seeking stockholder approval of an amendment to the ARC Document Solutions 2005 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP by 450,000 shares to a new total of 1,200,000 shares. The board will periodically review actual share consumption under the ESPP and may make an additional request for shares under the ESPP as needed.
Description of Amendment
As approved by the board, the amendment to the ESPP increases the number of shares of common stock reserved for issuance under the ESPP by 450,000 shares, from 750,000 shares to 1,200,000 shares.
The board believes that approval of the amendment to the ESPP to increase the number of shares reserved for issuance under the ESPP is appropriate and in the best interests of the Company and its stockholders. The Company believes that maintaining an employee stock purchase plan is an important factor to continuing to attract, motivate and retain qualified individuals to serve as employees of the Company.

Other than the reservation of additional shares under the ESPP, no other material amendments have been made to the ESPP.

Summary of ESPP
The following summary describes the material features of the ESPP, as amended, but is not intended to be a complete and is qualified in its entirety by reference to the ESPP, a copy of which is attached as Appendix A to this proxy statement. Capitalized terms not otherwise defined are used as set forth in the ESPP.
History
The ESPP was initially adopted by the board on January 10, 2005 and approved by the Company’s stockholders on February 3, 2005. The ESPP was further amended on July 30, 2009 and April 27, 2017.
Purpose
The purpose of the ESPP is to provide employees with an opportunity to acquire shares of common stock at a price below their market value and to pay for the purchases through payroll deductions, thereby enabling the Company to attract, retain and motivate valued employees. A total of 750,000 shares of common stock currently are reserved for issuance under the ESPP.
The ESPP includes two components, (a) the “423 Component,” which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) the “Non-423 Component,” which will operate and be administered in the same manner as the 423 Component, unless otherwise indicated or determined by the Administrator, and which will not be subject to Section 423 of the Code.
Administration
The ESPP is administered by the board or any committee of members of the board appointed by the board (the “Administrator”). The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to designate separate offerings, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish rules, sub-plans and procedures necessary or appropriate for administration of the ESPP. Every finding, decision and determination made by the board or its committee will, to the full extent permitted by law, be final and binding upon all parties.
Shares of Common Stock Subject to the ESPP
Including the 450,000 share increase for which stockholder approval is sought under this Proposal, 1,200,000 shares of common stock have been reserved for issuance over the term of the ESPP. As of March 2, 2020, 721,286 shares of common stock had been issued under the ESPP, and 28,714 shares were available for future issuance.
The actual number of shares of common stock that will be purchased under the ESPP cannot be determined because such number will depend on a number of indeterminable factors (including the number of participants, the rates at which participants make contributions to the ESPP, and our stock price). However, in fiscal years 2017, 2018 and 2019, the numbers of shares purchased under the ESPP were 46,268, 76,574, and 89,525 shares, respectively.
As of March 2, 2020, approximately 1,920 employees were eligible to participate in the ESPP, including executive officers.
Eligibility
Our employees are eligible to participate in the ESPP if they are customarily employed by us for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted a right to purchase stock under the ESPP if: (1) the employee immediately after grant would own stock possessing 5 percent or more of the total combined voting power or value of all classes of our capital stock or of any parent or subsidiary corporation, or (2) the employee’s rights to purchase stock under all of our employee stock purchase plans would accrue at a rate that exceeds $25,000 in value for each calendar year of participation in such plans.
Offerings
Any eligible employee may be granted purchase rights to purchase shares of the Company’s common stock on one or more offering as determined by the Administrator. Offerings may not have a duration which exceeds 27 months, and the Administrator may specify shorter purchase periods within each offering. The Administrator is authorized to establish sequential or overlapping offering periods and offering periods having a different duration or different starting or ending dates, provided that no offering period may have a duration exceeding 27 months.
Purchase Price
The exercise price of shares purchased under the ESPP will be 85% of the lesser of the fair market value of common stock on (i) the enrollment date or (ii) the exercise date of the applicable offering. The fair market value of common stock will be the closing price per share as reported on any established stock exchange market system or the closing bid price, if no sales were reported, as quoted on such exchange.
Participation and Payroll Deductions
Eligible employees who enroll in the ESPP may enter into an enrollment form to elect to have up to 15 percent of their eligible compensation withheld and accumulated for the purchase of shares at the end of each purchase period in each offering in which they participate. Participants may voluntarily withdraw from the ESPP at any time during an offering and receive a refund, without interest, of all amount withheld from compensation not previously applied to purchase shares. However, if a participant withdraws from participation during a particular offering, that participant may not participate again in the same offering period. To participate in a subsequent offering, the participant must deliver to the Company a new enrollment form. Participation ends automatically upon termination of employment.
Corporate Transactions
In the event of certain corporate transactions, an acquiring or successor corporation may assume our rights and obligations under the ESPP. If the acquiring or successor corporation does not assume such rights and obligations or does not substitute them with similar rights and obligations, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the effective time of the corporate transaction.
Nonassignability
Rights granted under the ESPP are not transferable by a participant other than by will or the laws of descent and distribution. However, a participant may designate a beneficiary who is to receive any cash and/or shares from the participant’s account in the event the participant’s death.
Amendment and Termination
The ESPP will continue in effect until terminated by the Administrator. The Administrator may amend, suspend or terminate the ESPP in its discretion at any time, provided that unless stockholder approval is obtained within 12 months of such amendment, the ESPP cannot be amended to increase the number of shares authorized or change the definition of the corporations that may be designated by the administrator for participation in the plan. Amendment, suspension or termination of the ESPP may not adversely affect any purchase rights previously granted without the consent of the participant, unless such amendment, suspension or termination is necessary to qualify the ESPP under Section 423 of the Internal Revenue Code or to comply with applicable law, or is effected after a determination by the Administrator that continuation of the plan or an offering period would result in unfavorable accounting consequences to us as a result of a change in the generally accepted accounting principles applicable to the ESPP.
U.S. Federal Income Tax Consequences
This is a brief summary of the federal income tax aspects of participation in the ESPP based on existing U.S. federal income tax laws. This summary does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant may reside or federal income tax consequences of participating in the nonqualified component of the ESPP.
A component of the ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. A participant does not recognize any taxable income at the time shares are purchased under the ESPP. Instead, taxable income is recognized by the participant when the shares purchased under the ESPP are sold or otherwise disposed of.
Upon a sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends on how long the participant held the shares. If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering period and 1 year from the date of purchase, the participant will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price of the shares, or 15% of the fair market value of the shares on the first day of the offering period. Any additional gain will be treated as long term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long term or short term capital gain or loss, depending on how long the shares have been held from the date of purchase.
The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by the participant upon a sale or disposition of shares prior to the expiration of the holding periods described above.
Required Vote
Approval of the amendment to the ESPP to increase the number of shares reserved for issuance thereunder by 450,000 shares requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE AMENDMENT TO
THE ARC DOCUMENT SOLUTIONS 2005 EMPLOYEE STOCK PURCHASE PLAN

CORPORATE GOVERNANCE PROFILE

We are committed to good corporate governance practices. As such, we have adopted corporate governance guidelines to enhance the effectiveness of our corporate governance practices. A copy of our Corporate Governance Guidelines can be accessed on our investor relations website, ir.e-arc.com, by selecting “Corporate Governance” from the navigation menu. You can request a printed copy of our Corporate Governance Guidelines, at no charge, by contacting Investor Relations at (925) 949-5100 or by sending a request by mail to 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, Attention: David Stickney, Vice President Corporate Communications.

Our Corporate Governance Guidelines govern board member responsibilities, committees, compensation, access, education, management succession, and performance evaluation, among other things. The guidelines also set forth a non-exhaustive list of director qualification standards and the factors to be considered in making nominations to the board. While the selection of qualified directors is a complex, subjective process that requires consideration of many factors, our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will take into account the judgment, experience, skills and personal character of any candidate, as well as the overall needs of the board, in considering board candidates. Additional information on this process is set forth below in the section entitled “Director Qualifications.”

We have adopted a Code of Conduct applicable to all employees, officers and directors, including our President and Chief Executive Officer and our Chief Financial Officer, which meets the definition of a “code of ethics” set forth in Item 406 of Regulation S-K of the Exchange Act. A copy of our Code of Conduct can be accessed on our investor relations website, ir.e-arc.com, by selecting “Corporate Governance” from the navigation menu. We will post any amendments to the Code of Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE, on our website.

Director Independence

Under our Corporate Governance Guidelines, independent directors must comprise a majority of our board. Our board has adopted independence requirements that reflect applicable NYSE rules and evaluates the independence of our directors annually, and at other appropriate times (e.g., in connection with a change in employment status) when a change in circumstances could potentially impact the independence of one or more directors.

In determining the independence of a director, the board considers whether a material relationship exists between the Company and each director and all relevant facts and circumstances, including:

•	The nature of any relationships with the Company;

•	The significance of the relationship to the Company, the other organization and the individual director;

•
Whether or not the relationship is solely a business relationship in the ordinary course of the Company’s and the other organization’s businesses, and does not afford the director any special benefits;

•	Any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and such other criteria as the board may determine from time to time; and

•
If a proposed director serves as an executive officer, director or trustee of a tax exempt organization, whether contributions from the Company, or any of its consolidated subsidiaries, to such tax exempt organization in any of the last three fiscal years are less than the greater of (i) $1 million or (ii) 2% of the consolidated gross revenues of such tax exempt organization for its last completed fiscal year.

Pursuant to our Corporate Governance Guidelines, all members of the Audit Committee must also meet the following requirements:

•
Audit Committee members may not receive, directly or indirectly, any consulting, advisory or other compensatory fees from the Company or any of its subsidiaries (other than director fees paid for service on the Audit Committee, the board, or any other committee of the board).

•	No member of the Audit Committee may be an “affiliated person” (as defined under applicable SEC rules) of the Company or any of its subsidiaries.

After considering our Corporate Governance Guidelines and the NYSE independence standards, the board has determined that, in its judgment, all of our current directors and director nominees are independent, except for Mr. Suriyakumar, a current director, Chairman of the Board and President and Chief Executive Officer, and Ms. Tracey Luttrell, a director nominee who is our Corporate Counsel and Corporate Secretary. The board also determined that all members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are independent.

Director Qualifications

Our Nominating and Corporate Governance Committee is responsible for identifying qualified individuals who may become members of our board of directors and recommending to the board director nominees for our annual meetings of stockholders and nominees to fill any vacancies that may occur on the board. In the context of the selection process, the Nominating and Corporate Governance Committee takes into consideration factors it considers appropriate to ensure an effective board of directors that is able to fulfill its oversight function. While the Nominating and Corporate Governance Committee has not established an exhaustive list of specific minimum qualifications for board members, desired personal qualifications and attributes of directors include mature, practical and sound judgment; independence necessary to make an unbiased evaluation of management’s performance and effectively carry out oversight responsibility; experience as a business leader; the ability to comprehend and analyze complex matters; strong personal and professional ethics and integrity; and a spirit of cooperation and collegiality that will enable our directors to interact effectively.

The board believes that each nominee named in this proxy statement possesses the characteristics described above. Our directors possess extensive leadership experience from various industry sectors, as well as experience on other boards of directors, which, collectively, provide an understanding of different business processes, challenges and strategies. The diverse background and experiences of our directors (as described in the biographical information set forth under “Proposal 1 - Election of Directors”) complement one another and provide a solid leadership framework required for the board to exercise its oversight function.

Board Diversity

The Company strives for diversity among its board members, management and employees. In keeping with this strategy, the primary goal of board composition is to achieve a diverse and complementary set of backgrounds and experiences that will benefit the strategic direction of the Company. In considering director nominees, the Nominating and Corporate Governance Committee takes into consideration those factors it considers appropriate to address the needs and situation of the Company at the time. While the Nominating and Corporate Governance Committee does not have a formal policy regarding diversity, in practice, the Committee actively seeks candidates that offer diverse points of view about our business. It carefully considers the nominees’ differences in background, experience, gender, and race, education, and overall skill set in order to ensure complementary perspectives and areas of expertise. This approach has provided a current board comprised of both male and female directors with diverse professional experiences, including individuals from the construction industry, cloud-based technology businesses, financial and services sectors and the entertainment industry. The diverse backgrounds and experiences of our current and nominated directors are described in the biographical information included under “Proposal 1 - Election of Directors.”

Board Leadership Structure and Risk Oversight

Board Leadership Structure

Our board is currently comprised of six independent directors and one employee director. If the nominated directors are elected at the 2020 annual meeting, the board will be comprised of four independent directors and two employee directors. Mr. Suriyakumar has served as our President and Chief Executive Officer since 2007 and as the chairman of our board of directors since 2008. Ms. Luttrell, who is nominated for election to the board at the 2020 annual meeting, has served as our Corporate Counsel and Corporate Secretary for several years. We believe that our current board leadership structure is appropriate for the Company because it allows for common, strong leadership, with one individual having primary responsibility for both board-level and operational matters. This structure eliminates the potential for confusion, promotes efficiency and provides clear leadership, which is appropriate for our company which has widespread domestic and international operations.

Our board has designated Mr. McCluggage, one of our independent directors, to serve as lead independent director. The lead independent director chairs regularly-scheduled executive sessions of the independent directors without management present; serves as the primary point of contact between members of management and the board, which facilitates communications and promotes efficiency; and performs such other functions as the independent directors may designate from time to time.

Risk Oversight

Senior management is responsible for assessing and managing the Company’s exposure to risk on a day-to-day basis. Our board is responsible for general oversight of management in its assessment and management of day-to-day risks that affect the Company. The board fulfills its general risk oversight function periodically during board and board committee meetings. To supplement the board’s general risk oversight function, the Audit Committee monitors the Company’s financial statements and regularly reviews the Company’s major financial risk exposures (and the steps management has taken to mitigate such exposures) and the Company’s internal control over financial reporting. The Audit Committee also provides general oversight to the Company’s internal audit and compliance functions. The Compensation Committee monitors the design and implementation of the Company’s executive compensation program, as well as compensation matters relating to certain non-executive employees.

Stock Ownership Guidelines

ARC’s Nominating and Corporate Governance Committee maintains minimum stock ownership requirements for the board’s independent directors and all NEOs, which include a five-year window in which such ownership requirements should be met. The ownership threshold for the board’s independent directors is three times their annual cash retainer. The ownership threshold for our CEO is five times base salary and the threshold for our other NEOs is two times base salary. Stock ownership for the purpose of the Stock Ownership Guidelines includes shares owned directly or indirectly; restricted shares, excluding restricted shares that remain subject to achievement of performance goals; and excludes stock options.

Clawback Policy

ARC maintains an executive compensation recovery policy pursuant to which the Company will seek to recover or cancel any performance-based compensation paid to an executive officer during the three-year period preceding the date as of which the Company is required to prepare restated financial results, in the event of ARC’s material noncompliance with financial reporting requirements of applicable securities laws, to the extent that such compensation exceeds the amount that would have been paid to the executive officer had it been based on the restated results. The board of directors is authorized to administer this policy consistent with the requirements of Section 10D of the Exchange Act and applicable rules or standards adopted by the SEC and the NYSE or such other national exchange on which ARC’s shares may be listed.

Director Attendance at Board and Committee Meetings

In 2019, no board member attended or participated in less than 75% of the aggregate of (i) the total number of board meetings (held during the period such person served as a director) and (ii) the total number of meetings held by all board committees on which such person served (held during the period such person served as a committee member).

Board Meetings

Our board of directors held four meetings in 2019.

Board Committees

Our board has the following committees: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee. Committee memberships are currently as follows:

Nominating and Corporate Governance
Audit Committee	Compensation Committee	Committee
Mark W. Mealy	Bradford L. Brooks	Dewitt Kerry McCluggage
(Chairman)	(Chairman)	(Chairman)
Thomas J. Formolo	Thomas J. Formolo	Cheryl Cook
John G. Freeland	Dewitt Kerry McCluggage	John G. Freeland
Mark W. Mealy

Each of our committees is governed by a charter. The charters for our committees may be found in the Corporate Governance section on our investor relations website, ir.e-arc.com, and are available, at no cost, to any stockholder who requests them by contacting Investor Relations at (925) 949-5100 or by sending a request by mail to 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, Attention: David Stickney, Vice President Corporate Communications.

Audit Committee

The functions of our Audit Committee are described in the Audit Committee Charter and include, among other things, the following: (i) reviewing the adequacy of our internal accounting controls; (ii) reviewing the results of the independent registered public accounting firm’s annual audit, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; (iii) reviewing our audited financial statements and discussing the statements with management; (iv) reviewing disclosures by our independent registered public accounting firm concerning relationships with the Company and the performance of our independent registered public accounting firm and annually recommending the independent registered public accounting firm; and (v) preparing such reports or statements as may be required by securities laws. The Audit Committee Charter provides that the Audit Committee shall meet as often as it determines advisable but no less than quarterly.

Our board of directors has determined that all members of the Audit Committee meet the tests for independence and the requirements for financial literacy that are applicable to audit committee members under the rules and regulations of the SEC and NYSE. Our board of directors also has determined that all members of our Audit Committee are “audit committee financial experts” as defined by the applicable rules of the SEC and NYSE.

The Audit Committee held five meetings in 2019.

Compensation Committee

The functions of the Compensation Committee are described in the Compensation Committee Charter and include, among other things, evaluating and approving director and officer compensation, benefit and perquisite plans, and compensation policies and programs. The Committee may form and delegate authority to subcommittees when appropriate. Members of a subcommittee may include directors of the Company, employees of the Company, consultants or any other parties as determined by the Committee in its sole discretion.

The board has determined that all members of the Compensation Committee meet the definition of independent director as established by the NYSE.

The Compensation Committee held two meetings in 2019.

Nominating and Corporate Governance Committee

The functions of the Nominating and Corporate Governance Committee are described in the Nominating and Corporate Governance Committee Charter and include, among other things, identifying individuals qualified to become members of the board, selecting or recommending to the board the nominees to stand for election as directors, developing and recommending to the board a set of corporate governance principles, and overseeing the evaluation of the board.

The board has determined that all members of the Nominating and Corporate Governance Committee meet the definition of independent director as established by the NYSE.

The Nominating and Corporate Governance Committee held four meetings in 2019.

Five of the nominees listed under “Proposal 1 – Election of Directors” are directors standing for re-election. One nominee, Ms. Luttrell, is nominated to the board for the first time.

Stockholder Recommendations of Director Nominees

Our stockholders may recommend director nominees, and the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. We have not received any recommendations from our stockholders requesting that the board or any of its committees consider a nominee for inclusion in the board’s slate of nominees presented in this proxy statement for our 2020 annual meeting. A stockholder wishing to submit a director nominee recommendation for future annual meetings of stockholders must comply with the applicable provisions of our Second Amended and Restated Bylaws, as described in the item of this proxy statement entitled “Stockholder Proposals for the 2021 Annual Meeting.” Nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by the board and the Nominating and Corporate Governance Committee will consider all relevant qualifications, as well as the needs of the Company, in order to comply with applicable NYSE and SEC rules.

Stockholder Communications with Directors

Stockholders seeking to communicate with the board should send correspondence to the attention of our Corporate Secretary at ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583. The Corporate Secretary will forward all such communications (excluding routine advertisements and business solicitations and other communications described below) to each member of the board, or if applicable, to the individual director(s) named in the correspondence.

ARC reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes, and ARC also reserves the right to verify ownership status before forwarding stockholder communications to the board and/or individual directors.

The Corporate Secretary will determine the appropriate timing for forwarding stockholder communications to the directors. The Corporate Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other board materials in advance of the next scheduled board meeting.

If a stockholder or other interested person seeks to communicate exclusively with the non-employee directors, such communication should be sent directly to the Corporate Secretary who will forward any such communication directly to the Chairman of the Nominating and Corporate Governance Committee. The Corporate Secretary will first consult with and receive the approval of the Chairman of the Nominating and Corporate Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

DIRECTOR COMPENSATION

Cash Compensation

We pay an annual cash fee of $50,000 to each of our non-employee directors, payable quarterly. In addition, non-employee directors receive $5,000 cash per year for duties as chairperson of any board committee.

Equity Compensation

In addition to cash fees, we grant each non-employee director a restricted stock award under our stock incentive plan for that number of shares of our common stock having an aggregate grant date value equal to $60,000, based on the closing price of our common stock on the NYSE on the date of grant. Grants of restricted stock to our non-employee directors are made automatically each year on the date of our annual meeting, without any further action of our board of directors, and are intended to compensate non-employee directors for their service over the coming year. Each restricted stock award granted to our non-employee directors during each fiscal year vests 100% on the one-year anniversary of the grant date.

Reimbursements

We reimburse our employee and non-employee directors for reasonable travel expenses relating to attendance at board meetings and participation in director continuing education.

The following table summarizes compensation earned by our non-employee directors during fiscal year 2019. Mr. Suriyakumar, the Chairman of our board of directors, and our President and Chief Executive Officer, does not receive compensation for serving on our board of directors.

Director Compensation
For Fiscal Year Ended December 31, 2019

	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total(3)
Director	($)	($)	($)
Bradford L. Brooks	$55,000(4)	$60,000	$115,000
Cheryl Cook	$50,000	$60,000	$110,000
Thomas J. Formolo	$50,000	$60,000	$110,000
John G. Freeland	$50,000	$60,000	$110,000
Dewitt Kerry McCluggage	$55,000(5)	$60,000	$115,000
Mark W. Mealy	$55,000(6)	$60,000	$115,000
 _______________

(1)
Reflects restricted stock awards granted under our 2014 Stock Incentive Plan (“2014 Plan”). One hundred percent of the shares subject to restricted stock awards granted in 2019 vest on the one-year anniversary of the date of grant.

(2)
The amounts shown in this column reflect the fair value at the time of grant in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Share-Based Payment. For a description of the assumptions and methodologies used to calculate the amounts in the table, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)	The amount of total compensation does not include amounts paid as reimbursement for reasonable travel expenses to attend board meetings and to participate in director continuing education.

(4)	Includes cash compensation of $5,000 for serving as Chairman of the Compensation Committee for 2019.

(5)	Includes cash compensation of $5,000 for serving as Chairman of the Nominating and Corporate Governance Committee for 2019.

(6)	Includes cash compensation of $5,000 for serving as Chairman of the Audit Committee for 2019.

EXECUTIVE OFFICERS

Our executive officers are appointed by our board of directors and serve at the discretion of our board of directors. The names, ages and positions of all of our executive officers as of March 2, 2020 are listed below:

Executive	Age	Position
Kumarakulasingam Suriyakumar	66	Chairman, President and Chief Executive Officer
Dilantha Wijesuriya	58	Chief Operating Officer
Rahul K. Roy	60	Chief Technology Officer
Jorge Avalos	44	Chief Financial Officer

The following is a brief description of the business experience of each of our executive officers and their other affiliations. Biographical information for Mr. Suriyakumar is provided above under “Proposal 1 – Election of Directors.”

Dilantha Wijesuriya joined Ford Graphics, a former division of the Company, in January 1991. He subsequently became president of that division in 2001, and became a Company regional operations head in 2004, which position he retained until his appointment as the Company’s Senior Vice President, National Operations, in August 2008. Mr. Wijesuriya was appointed Chief Operating Officer of the Company on February 25, 2011. Prior to his employment with the Company, Mr. Wijesuriya was a divisional manager with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka.

Rahul K. Roy joined Holdings, our predecessor company, as its Chief Technology Officer in September 2000. Prior to joining the Company, Mr. Roy was the founder, President and Chief Executive Officer of MirrorPlus Technologies, Inc., which developed software for the reprographics industry, from August 1993 until it was acquired by the Company in 1999. Mr. Roy also served as the Chief Operating Officer of InPrint Corporation, a provider of printing, software, duplication, packaging, assembly and distribution services to technology companies, from 1993 until it was acquired by the Company in 1998.

Jorge Avalos was appointed Chief Financial Officer effective February 2015. From 2011 until his appointment as CFO, Mr. Avalos was Chief Accounting Officer and Vice President Finance of the Company. Mr. Avalos joined the Company in June 2006 as the Company’s Director of Finance and became the Company’s Corporate Controller in December 2006, and then Vice President, Corporate Controller in December 2010. Prior to joining the Company Mr. Avalos was employed with Vendare Media Group, an online network and social media company, as its controller. From September 1998 through March 2005, Mr. Avalos was employed in a variety of audit and management roles with PricewaterhouseCoopers LLP.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2019. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

All of the members of the Audit Committee are independent directors as required by the rules of the NYSE. The Audit Committee operates pursuant to a written charter adopted by the board.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the board. Management of the Company has the primary responsibility for the Company’s financial reporting process, including the system of internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

In performing its responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in ARC’s Annual Report on Form 10-K for the year ended December 31, 2019. The Audit Committee has also discussed with the independent auditors matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the auditors their independence.

Based on the review and discussions described above, the Audit Committee has recommended to the board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Mark W. Mealy, Chairman
Thomas J. Formolo
John G. Freeland

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table sets forth information, as of March 2, 2020, regarding the beneficial ownership of our common stock by:

•	each person who is known to us to own beneficially more than 5% of our common stock;

•	each of our directors and each of our executive officers named in the Summary Compensation Table; and

•	all directors, nominees and executive officers as a group.

The table includes all shares of common stock issuable within 60 days of March 2, 2020, upon the exercise of options or other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. The applicable percentage of ownership for each stockholder is based on 45,228,183 shares of common stock outstanding as of March 2, 2020. Shares of common stock issuable upon exercise of options and other rights beneficially owned, to the extent exercisable within sixty days of March 2, 2020, were deemed outstanding for the purpose of computing the percentage ownership of the person holding these options and other rights, but were not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information on beneficial ownership in the table and footnotes below is based upon our records, the most recently-filed Schedules 13D or 13G and information supplied to us. To our knowledge, except under applicable community property laws or as otherwise indicated in the footnotes to this table, beneficial ownership is direct and the persons named in the table below have sole voting and sole investment control regarding all shares beneficially owned.

	Shares Beneficially Owned
Name and Address* of Beneficial Owner	Number	Percent
More than 5% Stockholders:
Renaissance Technologies LLC(1) 800 Third Avenue New York, NY 10022	3,551,638	7.85%
Dimensional Fund Advisors LP(2) Building One 6300 Bee Cave Road Austin, TX 78746	2,574,947	5.61%
Ira Sochet(3) 121 14th Street Belleair Beach, Florida 33786	2,311,633	5.11%
Directors and Executive Officers:
Kumarakulasingam Suriyakumar(4)(5)(6)	4,866,436	10.76%
Bradford L. Brooks(7)	53,723	**
Cheryl Cook(7)	38,859	**
Thomas J. Formolo(7)(8)	239,096	**
John G. Freeland(7)	84,269	**
Dewitt Kerry McCluggage(7)(9)	100,606	**
Mark W. Mealy(7)	206,645	**
Rahul K. Roy(10)	904,015	2.0%
Dilantha Wijesuriya(11)	1,448,077	3.2%
Jorge Avalos(12)	491,277	**
All directors and executive officers as a group (ten persons)	8,433,003	18.65%

*	Except as otherwise noted, the address of each person listed in the table is c/o ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583.
**	Less than one percent of the outstanding shares of common stock.

_______________

(1)
This information is based solely on a Schedule 13G/A filed by Renaissance Technologies LLC (“Renaissance”) on February 13, 2020. Renaissance has sole voting power over 3,437,963 shares and sole dispositive power over 3,542,651 shares.

(2)
This information is based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 12, 2020. Dimensional has sole voting power over 2,382,265 shares and sole dispositive power over 2,574,947 shares.

(3)
This information is based solely on a Schedule 13G filed by Ira Sochet (“Sochet”) on December 31, 2019. Sochet has sole voting power over 2,311,633 shares and sole dispositive power over 2,311,633 shares.

(4)	(Suriyakumar) Includes 133,333 shares of unvested restricted stock and 400,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 2, 2020.

(5)
(Suriyakumar) Includes 2,620,664 shares held by the Suriyakumar Family Trust, which includes 2,501,330 shares of common stock previously held by Micro Device, Inc. Mr. Suriyakumar and his spouse, as trustees of the Suriyakumar Family Trust, share voting and investment power over these shares.

(6)
(Suriyakumar) Includes 500,000 shares held by the Shiyulli Suriyakumar 2013 Irrevocable Trust, Shiyulli Suriyakumar, Trustee. Also includes 500,000 shares held by the Seiyonne Suriyakumar 2013 Irrevocable Trust, Seiyonne Suriyakumar Trustee. Mr. Suriyakumar and his spouse could be deemed to have beneficial ownership of these shares but they disclaim beneficial ownership except to the extent of their pecuniary interest therein.

(7)	Includes 26,201 shares of unvested restricted stock.

(8)
(Formolo) Includes 12,740 shares held by Danish-Italian Investors, L.P., Series A and 32,441 shares held by the Andersen-Formolo Family Foundation. Mr. Formolo could be deemed to have beneficial ownership of these shares but disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(9)
(McCluggage) Includes 30,623 shares held be the Dewitt Kerry McCluggage and Victoria L. McCluggage Trust. Mr. McCluggage and his spouse, as trustees of the Dewitt Kerry McCluggage and Victoria L. McCluggage Trust, share voting and investment power over the shares held by the trust.

(10)	(Roy) Includes 191,667 shares of unvested restricted stock and 499,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 2, 2020.

(11)
(Wijesuriya) Includes 191,667 shares of unvested restricted stock, 791,987 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 2, 2020, and 328,450 shares held by the Wijesuriya Family Trust. Mr. Wijesuriya and his spouse, as trustees of the Wijesuriya Family Trust, share voting and investment power over the shares held by the trust.

(12)	(Avalos) Includes 191,667 shares of unvested restricted stock and 131,750 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 2, 2020.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2019 regarding all equity compensation plans previously approved by our security holders and all equity compensation plans not previously approved by our security holders.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders
● 2005 Stock Plan	1,888,251(1)	$3.66	—
● 2005 Employee Stock Purchase Plan	—	—	47,503
● 2014 Plan(2)	1,772,448(3)	$4.32	1,981,925(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,660,699		2,029,428
_______________

(1)	Represents outstanding options to acquire shares of common stock granted under our 2005 Stock Plan.

(2)	Includes shares from the Company’s 2005 Stock Plan subject to issuance under the 2014 Plan, as described in Section 5 of the 2014 Plan.

(3)	Represents outstanding options to acquire shares of common stock granted under our 2014 Plan.

(4)
As of December 31, 2019, 1,981,925 shares were available for issuance under the 2014 Plan, and as of March 2, 2020, after annual grants were made in the first quarter of 2020, 1,294,925 shares were available for issuance under the 2014 Plan.

EXECUTIVE COMPENSATION

Our Compensation Committee has designed and implemented a program for our executives that provides a market competitive, performance-based compensation structure consisting of base salary, annual non-equity incentive plans based on pre-established metrics and simple formulas, as well as long-term equity awards. In 2019, ARC received a 86% favorable vote by stockholders regarding its advisory, non-binding proposal on executive compensation, commonly known as “say on pay.”
The Compensation Committee annually reviews a market analysis of executive compensation plans of peer companies in similar industries and with similar financial metrics, such as revenue and market capitalization. The methodology of the analysis is periodically reviewed by a third-party compensation consultant to ensure its integrity. In February 2020, after its review of the peer-company market analysis and public-company peers, the Compensation Committee determined the total compensation of our CEO and our other NEOs relative to the median of its peer group as follows:

Executive or Group	Peer Group Median Compensation	ARC Compensation	Percentage of Peer Group Median
All NEOs	$5,654,700	$4,882,983	86%
CEO	$2,360,342	$1,727,667	73%

The salaries of our CEO and CTO were not changed for 2019, but of note, Mr. Suriyakumar’s three-year employment agreement was amended in February 2018 to reflect a reduction in his salary from $950,000 to $800,000. However, the Compensation Committee determined that adjustments to the compensation of our CFO and COO were appropriate in consideration of their added responsibilities and expanded roles during 2019. Mr. Avalos’ employment agreement was amended in February 2019 to reflect a salary increase from $310,000 to $370,000. Mr. Avalos had not received a previous salary increase since 2016. Mr. Wijesuriya’s employment agreement was also amended in February 2019 to reflect a salary increase from $370,000 to $470,000 and a decrease in the value of his annual stock option award from $200,000 to $100,000. Mr. Wijesuriya had not received a previous salary increase since 2015.

The 2019 pre-determined, quantitative targets for Messrs. Suriyakumar, Wijesuriya and Avalos are based on the Company’s revenue, earnings per share, and cash flow from operations, the latter of which is most heavily weighted. Mr. Roy’s pre-determined, quantitative targets are based on revenue and earnings per share, and a third target based on the achievement of certain technology-based objectives, the latter of which is most heavily weighted. Certain thresholds were required to be met for each quantitative target before any NEO was deemed to be eligible to receive an award for said target.
In February 2020, the Compensation Committee determined that Messrs. Suriyakumar, Wijesuriya and Avalos were eligible to receive a portion of their annual bonuses based on the achievement of their pre-determined 2019 cash flow threshold, and Mr. Roy was eligible to receive a portion of his annual bonus based on the achievement of his pre-determined technology-based objectives. Bonus thresholds for revenue and earnings per share targets were not met and thus were not awarded to any of our NEOs. Further, an additional threshold for new business growth was not met and reduced the bonus amounts otherwise payable by 10 percent. These bonus awards continue to demonstrate the Company’s pay-for-performance philosophy.

Consistent with the SEC’s recent amendments to the SRC definition, as defined under applicable SEC rules, ARC is taking advantage of its ability to condense disclosures in our SEC filings, including reduced executive compensation disclosures as set forth below.

2019 Summary Compensation Table

Name and		Salary	Bonus	Stock Awards	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Principal Position (1)	Year	($)	($)(2)	($)	($)	($)	($)	($)	($)
Kumarakulasingam
Suriyakumar	2019	$800,000	—	$378,000(5)	—	$540,000(6)	—	$23,996	$1,741,996
President & Chief	2018	$822,500	—	$326,000 (7)	—	$1,190,000 (8)	—	$25,713	$2,364,213
Executive Officer	2017	$950,000	—	$474,000 (9)	—	—	—	$25,713	$1,449,713

Jorge Avalos	2019	$360,308	—	$242,000(10)	—	$199,800(6)	—	$34,409	$836,517
Chief Financial	2018	$310,000	—	$163,500 (11)	—	$368,900 (8)	—	$29,557	$871,957
Officer	2017	$310,000	—	$308,100 (12)	—	$62,000(13)	—	$29,504	$709,604

Rahul K. Roy	2019	$675,000		$242,000(10)		$243,000(6)		$31,168	$1,191,168
Chief Technology	2018	$675,000	—	$163,500(11)	—	$668,250(8)	—	$25,713	$1,532,463
Officer	2017	$675,000	—	$308,100 (12)	—	$270,000(13)	—	$25,713	$1,278,813

Dilantha Wijesuriya	2019	$453,846	—	$242,000(10)	$100,000(14)	$317,250(6)	—	$35,003	$1,048,099
Chief Operating Officer	2018	$370,000	—	$163,500 (11)	$200,000(15)	$550,375 (8)	—	$29,564	$1,313,439
	2017	$370,000	—	$308,100 (12)	$200,000(16)	$92,500(13)	—	$29,504	$1,000,104
_______________

(1)
In addition to our principal executive officer and our principal financial officer, our other NEOs (as defined in Rule 3b-7 of the Exchange Act) in 2019 were our Chief Technology Officer, Mr. Roy, and our Chief Operating Officer, Mr. Wijesuriya.

(2)	Annual bonuses are reported in the “Non-Equity Incentive Plan Compensation” column.

(3)
The amounts shown in this column reflect the fair value at the time of grant by the Company to the NEO in accordance with FASB ASC 718. For a discussion of the assumptions used in these calculations, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)	The amounts in this column are set forth in the table below.

		Health, Life and Disability Insurance Premiums	401(k) Company Match	Total
Executive	Year	($)	($)	($)
Kumarakulasingam Suriyakumar	2019	$23,996	—	$23,996
	2018	$25,713	—	$25,713
	2017	$25,713	—	$25,713
Jorge Avalos	2019	$32,169	$2,240	$34,409
	2018	$27,344	$2,213	$29,557
	2017	$27,344	$2,160	$29,504
Rahul K. Roy	2019	$31,168	—	$31,168
	2018	$25,713	—	$25,713
	2017	$25,713	—	$25,713
Dilantha Wijesuriya	2019	$32,763	$2,240	$35,003
	2018	$27,344	$2,220	$29,564
	2017	$27,344	$2,160	$29,504

(5)	On February 21, 2019, Mr. Suriyakumar was granted 150,000 restricted shares of our common stock under our 2014 Plan.

(6)
Payment of bonus based on his performance against his pre-determined quantitative performance objectives and also, in the case of Mr. Roy, his predetermined individual performance objectives (“MBOs”) in 2019.

(7)	On August 30, 2018, Mr. Suriyakumar was granted 100,000 restricted shares of our common stock under our 2014 Plan.

(8)	Payment of bonus based on his performance against his pre-determined quantitative performance objectives and also, in the case of Mr. Roy, his predetermined individual MBOs in 2018.

(9)	On February 16, 2017, Mr. Suriyakumar was granted 100,000 restricted shares of our common stock under our 2014 Plan.

(10)	On February 13, 2019, each of Messrs. Avalos, Roy and Wijesuriya was granted 100,000 restricted shares of our common stock under our 2014 Plan.

(11)	On April 26, 2018, each of Messrs. Avalos, Roy and Wijesuriya was granted 75,000 restricted shares of our common stock under our 2014 Plan.

(12)	On February 16, 2017, each of Messrs. Avalos, Roy and Wijesuriya was granted 65,000 restricted shares of our common stock under our 2014 Plan.

(13)	Payment of bonus based on his performance against his pre-determined individual MBOs in 2017.

(14)	On February 13, 2019, Mr. Wijesuriya was granted an option to purchase 75.551 shares of our common stock under our 2014 Plan.

(15)	On February 22, 2018, Mr. Wijesuriya was granted an option to purchase 165,011 shares of our common stock under our 2014 Plan.

(16)	On February 15, 2017, Mr. Wijesuriya was granted an option to purchase 76,347 shares of our common stock under our 2014 Plan.

Outstanding Equity Awards at Fiscal 2019 Year-End

The following table provides information as of December 31, 2019 regarding outstanding equity awards held by the NEOs listed in the Summary Compensation Table.

	Option Awards					Stock Awards
Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Kumarakulasingam
Suriyakumar	100,000	—	—	$5.37	5/23/2022	33,334(2)	$46,334
	300,000	—	—	$2.70	3/8/2023	66,667(3)	$92,667
						150,000(4)	$208,500
Jorge Avalos	20,000	—	—	$5.37	5/23/2022	21,667(2)	$30,117
	35,000	—	—	$2.70	3/8/2023	50,000(5)	$69,500
	15,000	—	—	$6.16	6/2/2024	100,000(6)	$139,000
	33,000	—	—	$8.89	3/19/2025	—	—
Rahul K. Roy	100,000	—	—	$5.37	5/23/2022	21,667(2)	$30,117
	250,000	—	—	$2.70	3/8/2023	50,000(5)	$69,500
	100,000	—	—	$6.16	6/2/2024	100,000(6)	$139,000
	34,000	—	—	$8.89	3/19/2025	—	—
Dilantha Wijesuriya	45,249	—	—	$8.66	3/15/2021	21,667(2)	$30,117
	63,941	—	—	$5.62	4/26/2022	50,000(5)	$69,500
	10,000	—	—	$5.37	5/23/2022	100,000(6)	$139,000
	143,792	—	—	$2.37	2/21/2023	—	—
	60,000	—	—	$2.70	3/8/2023	—	—
	47,630	—	—	$7.19	2/13/2024	—	—
	25,000	—	—	$6.16	6/2/2024	—	—
	40,283	—	—	$9.09	2/11/2025	—	—
	46,000	—	—	$8.89	3/19/2025	—	—
	74,203	24,735(7)	—	$3.65	2/18/2026	—	—
	38,173	38,174(8)	—	$4.75	2/15/2027	—	—
	41,252	123,759(9)	—	$2.21	2/22/2028	—	—
	—	75,551(10)	—	$2.42	2/13/2029	—	—

(1)	The market value of shares that have not vested is based on the closing stock price as of December 31, 2019, which was $1.39.

(2)
On February 16, 2017, Mr. Suriyakumar was granted 100,000 restricted shares and each of Messrs. Avalos, Roy and Wijesuriya was granted 65,000 restricted shares of our common stock under our 2014 Plan. The shares vest at a rate of 33.3% on each of the first three anniversaries of the grant date.

(3)
On August 30, 2018, Mr. Suriyakumar was granted 100,000 restricted shares of our common stock under our 2014 Plan. The shares vest at a rate of 33.3% on each of the first three anniversaries of the grant date.

(4)
On February 21, 2019, Mr. Suriyakumar was granted 150,000 restricted shares of our common stock under our 2014 Plan. The shares vest at a rate of 33.3% on each of the first three anniversaries of the grant date.

(5)
On April 26, 2018, each of Messrs. Avalos, Roy and Wijesuriya was granted 75,000 restricted shares of our common stock under our 2014 Plan. The shares vest at a rate of 33.3% on each of the first three anniversaries of the grant date.

(6)
On February 13, 2019, each of Messrs. Avalos, Roy and Wijesuriya was granted 100,000 restricted shares of our common stock under our 2014 Plan. The shares vest at a rate of 33.3% on each of the first three anniversaries of the grant date.

(7)	On February 18, 2016, Mr. Wijesuriya was granted an option to purchase 98,938 shares that vests 25% on each of the first four anniversaries of the grant date.

(8)	On February 15, 2017, Mr. Wijesuriya was granted an option to purchase 76,347 shares that vests 25% on each of the first four anniversaries of the grant date.

(9)	On February 22, 2018, Mr. Wijesuriya was granted an option to purchase 165,011 shares that vests 25% on each of the first four anniversaries of the grant date.

(10)	On February 13, 2019, Mr. Wijesuriya was granted an option to purchase 75,551 shares that vests 25% on each of the first four anniversaries of the grant date.

Potential Payments Upon Termination or Change-in-Control

Our employment agreements with our NEOs require us to provide compensation and other benefits to our NEOs if their employment terminates or they resign under specified circumstances. The following is a summary of the potential payments upon termination of employment pursuant to the employment agreements in affect as of December 31, 2019 with our NEOs. The amounts specified below assume that employment terminated on December 31, 2019, and the calculations of the value of equity awards reflect the closing price of our common stock on the NYSE on December 31, 2019.

The severance payments and benefits described below are only payable if the NEO executes and delivers to us an agreement releasing us and our related parties for all claims and liabilities that the NEO may have against us and our related parties.

Under each of our employment agreements with Messrs. Suriyakumar, Avalos, Roy and Wijesuriya:

•
“Cause” means a willful refusal to perform the duties set forth in the agreement or as delegated to him, gross negligence, self-dealing or willful misconduct injurious to the Company, fraud or misappropriation of our business and assets, habitual insobriety or use of illegal drugs, criminal activity involving moral turpitude, indictment or trial for a felony or misdemeanor involving moral turpitude, any felony conviction or guilty plea that harms the reputation or business of the Company, or material breach of the employment agreement or any material policy of the Company.

•
“Good Reason” means a material change in his respective title, duties and responsibilities set forth in the employment agreement, without his written consent, a reduction in his compensation, without his written consent, a material breach by the Company of any other material terms of the employment agreement, or a Change of Control, as a result of which he is not offered the same or comparable position in the surviving company, or within 12 months after accepting such position, he is terminated without Cause, or he terminates his employment for Good Reason, as provided in the employment agreement. A change in the officer to whom the executive reports, without his consent, also constitutes Good Reason under the employment agreements with Messrs. Avalos, Roy, and Wijesuriya,.

•
“Change of Control” means: (a) our being merged with any other corporation, as a result of which we are not the surviving company or our shares are not exchanged for or converted into more than 50% of the voting securities of the merged company; (b) our sale or transfer of all or substantially all of our assets; or (c) any third party becoming the beneficial owner in one transaction or a series of transactions within 12 months, of at least 50% of our voting securities.

Kumarakulasingam Suriyakumar If Mr. Suriyakumar is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for twenty-four months following the effective date of termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for him and his eligible dependents to remain covered by our group medical insurance programs, until the earlier of (i) medical insurance coverage being available through another employer, (ii) termination of eligibility for his children under our policies and applicable laws, or (iii) qualification of him and his spouse, in each instance, for Medicare coverage; (d) continued payment of employer-paid benefits, including without limitation, the lease of automobiles, for twenty-four months following the effective date of termination, provided that the annual cost to the Company shall not exceed $10,000; and (e) immediate vesting of any unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2019, payment of all the foregoing in connection with termination of Mr. Suriyakumar’s employment without Cause or for Good Reason would have totaled approximately $1,947,501. Accelerated vesting of Mr. Suriyakumar’s outstanding unvested stock options would not have resulted in any additional compensation. Accelerated vesting of Mr. Suriyakumar’s unvested restricted stock would have resulted in vesting of 250,001 shares of unvested restricted common stock outstanding as of December 31, 2019, with an aggregate market value of approximately $347,501. In the case of both stock options and restricted stock, the aggregate market value is based on the closing price on the NYSE on December 31, 2019.

Rahul K. Roy If Mr. Roy is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for 12 months following the effective date of the termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for him and his eligible dependents to remain covered by our group medical insurance programs for the period in which he is entitled to continue to receive his base salary; and (d) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2019, payment of all the foregoing in connection with termination of Mr. Roy’s employment without Cause or for Good Reason would have totaled approximately $944,785. Accelerated vesting of Mr. Roy’s outstanding unvested stock options would not have resulted in any additional compensation. Accelerated vesting of Mr. Roy’s unvested restricted stock would have resulted in vesting of 171,667 shares of unvested restricted common stock outstanding as of December 31, 2019, with an aggregate market value of approximately $238,617. In the case of stock options the aggregate market value is based on the closing price on the NYSE on December 31, 2019.

Dilantha Wijesuriya If Mr. Wijesuriya is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for twelve months following the effective date of termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for Mr. Wijesuriya and his eligible dependents to remain covered by our group medical insurance programs for twelve months following the effective date of termination; and (d) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2019, payment of all of the foregoing in connection with termination of Mr. Wijesuriya’s employment without Cause or for Good Reason would have totaled approximately $741,380. Accelerated vesting of Mr. Wijesuriya’s outstanding unvested stock options would have resulted in vesting of 262,219 shares of common stock subject to unvested options as of December 31, 2019, with a fair market value of zero. Accelerated vesting of Mr. Wijesuriya’s unvested restricted stock would have resulted in vesting of 171,667 shares of unvested restricted common stock outstanding as of December 31, 2019, with an aggregate market value of approximately $238,617. In the case of stock options the aggregate market value is based on the closing price on the NYSE on December 31, 2019.

Jorge Avalos If Mr. Avalos is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for twelve months following the effective date of termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for Mr. Avalos and his eligible dependents to remain covered by our group medical insurance programs for twelve months following the effective date of termination; and (d) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2019, payment of all of the foregoing in connection with termination of Mr. Avalos’ employment without Cause or for Good Reason would have totaled approximately $640,786. Accelerated vesting of Mr. Avalos’ outstanding unvested stock options would not have resulted in any additional compensation. Accelerated vesting of Mr. Avalos’ outstanding unvested restricted stock would have resulted in full vesting of 171,667 shares of unvested restricted common stock as of December 31, 2019, with an aggregate market value of approximately $238,617. In the case of both stock options and restricted stock, the aggregate market value is based on the closing price on the NYSE on December 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our directors, executive officers, 5% beneficial owners and their affiliates have engaged in transactions with us in the ordinary course of business. The following is a description of such transactions during our fiscal year ended December 31, 2019, and the Company’s policies and procedures applicable to such transactions.

Policies and Procedures Regarding Related Transactions

Our Related Party Transactions Policy provides that we will only enter into or ratify a transaction with a related party when our board of directors, acting through the Audit Committee, determines that the transaction is in the best interests of ARC and our stockholders.

For the purposes of this policy, a related party means:

•	a member of the board of directors (or a nominee to the board of directors);

•	an executive officer;

•	any person who is known to be the beneficial owner of more than 5% of any class of our securities; or

•	any immediate family member of any of the persons listed above.

We review all known relationships and transactions in which ARC and our directors, executive officers, and significant stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Our legal department is primarily responsible for developing and implementing processes and controls to obtain information regarding our directors, executive officers, and significant stockholders with respect to related party transactions and then determining, based on the facts and circumstances, whether ARC or a related party has a direct or indirect interest in these transactions. On a periodic basis, all transactions involving payments between ARC and any company that has an ARC executive officer or director as an officer or director are reviewed. In addition, our directors and executive officers are required to notify us of any potential related party transactions and provide us with the information regarding such transactions.

If it is determined that a transaction is a related party transaction, the Audit Committee must review the transaction and either approve or disapprove it. If advance approval of a transaction is not feasible, the chair of the Audit Committee may approve the transaction and the transaction may be ratified by the Audit Committee in accordance with the Related Party Transactions Policy. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate, such as:

•	the benefits to us of the transaction;

•	the nature of the related party’s interest in the transaction;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of ARC and our stockholders;

•	the potential impact of the transaction on a director’s independence; and

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

Related Party Real Property Leases

During our fiscal year ended December 31, 2019, we were a party to real property leases with entities owned by our former Chairman of the Board, Mr. Sathiyamurthy Chandramohan, and our current Chairman of the Board, President and Chief Executive Officer, Mr. Suriyakumar, for two of our facilities located in Costa Mesa, California, and Los Angeles, California. These facilities are leased to us under written lease agreements between us and Sumo Holdings Costa Mesa, LLC and Sumo Holdings, LA, LLC, respectively. Messrs. Chandramohan and Suriyakumar are the only members of each of the Sumo Holdings limited liability companies.

Under these real property leases, we paid these entities rent in the aggregate amount of $500,000 in 2019. We were also obligated to reimburse these entities for certain real property taxes and the actual costs incurred by these entities for insurance and maintenance on a triple net basis.

The real property leases described above were originally entered into by us between November 19, 1997, and February 1, 1999. Our board of directors determined that, as of the February 2005 closing of our initial public offering, we would not enter into any arrangements to lease any additional facilities from Messrs. Chandramohan and Suriyakumar or their affiliates. Our board of directors reviews and approves the renewal terms for any existing related party real property leases and requires that any extensions will not be approved if the proposed base rent exceeds the then-existing fair market rate in the applicable geographic market. Our Chief Financial Officer reviews relevant market data to ensure that lease term base rent for any extension term does not exceed the fair market rate and is authorized to consult with and retain the services of professionals, as necessary, to determine prevailing market rental rates.

Indemnification Agreements

We have entered into, and expect to continue to enter into, indemnification agreements with our directors and executive officers that provide indemnification under certain circumstances for acts and omissions that may not be covered by any directors’ and officers’ liability insurance. The indemnification agreements may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain officers’ and directors’ insurance if available on reasonable terms.

Registration Rights Agreement

We have a registration rights agreement dating back to April 10, 2000, that is currently in effect only with respect to shares held by Mr. Suriyakumar and Mr. Chandramohan (or entities in which they control a majority of voting shares). The registration rights agreement entitles them to certain rights with respect to the registration of their shares under the Securities Act. These registration rights are summarized below.

Piggyback Registrations. If we propose to register any of our equity securities under the Securities Act (other than pursuant to a demand registration of registrable securities or a registration on Form S-4 or Form S-8) for us or for holders of securities other than the registrable securities, we will offer the holders of registrable securities the opportunity to register their registrable securities.

Conditions and Limitations; Expenses. The registration rights are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under specified circumstances. We will pay the registration expenses of the holders of registrable securities in demand registrations and piggyback registrations in connection with the registration rights agreement.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires directors and certain officers of the Company and persons who own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of ARC’s common stock. Such directors, officers and greater-than-10% stockholders are required to furnish us with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and ARC is required to disclose in this report any late filings or failures to file.
Based solely on our review of copies of the Section 16(a) reports received or written representations from such officers, directors and greater-than-10% stockholders, we believe that the Company’s officers, directors and greater-than-10% stockholders timely filed all reports required under Section 16(a) during the fiscal year ended December 31, 2019.

ADDITIONAL INFORMATION

Householding

Under rules adopted by the SEC, we are permitted to deliver a single set of any proxy statement, information statement, annual report and prospectus to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to receive a separate proxy card or voting instruction card.

The Company is not householding for those stockholders who hold their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports, proxy statements, information statements and prospectuses for your respective accounts, then please contact our Corporate Secretary c/o ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, Attention: Tracey Luttrell, Corporate Secretary, telephone (925) 949-5100.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household received a single proxy statement and annual report for this year, but you would like to receive your own copy this year, please contact our Corporate Secretary c/o ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, Attention: Tracey Luttrell, Corporate Secretary, telephone (925) 949-5100, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Stockholder Proposals for the 2021 Annual Meeting

In order to present a proposal at our 2021 annual meeting, a stockholder must comply with the specific requirements set forth in our Second Amended and Restated Bylaws, including the requirement to provide notice in writing to our Corporate Secretary at our principal executive offices not later than the 90th day nor earlier than the 120th day before the one-year anniversary of our 2020 annual meeting of stockholders. The stockholder’s notice must include the specific items set forth in our Second Amended and Restated Bylaws.

In order to submit a proposal for inclusion in our proxy materials for the 2021 annual meeting of stockholders, a stockholder must submit the proposal not later than December 3, 2020, and follow the other procedures set forth in Rule 14a-8 of the Exchange Act. If we hold our 2021 annual meeting of stockholders more than 30 days before or after April 30, 2021 (the one-year anniversary date of the 2020 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. Proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

You may request a printed copy of the relevant provision of our Second Amended and Restated Bylaws regarding the requirements for presenting stockholder proposals at our annual meetings of stockholders by contacting our Corporate Secretary at (925) 949-5100 or by sending a request by mail to ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, Attention: Tracey Luttrell, Corporate Secretary.

Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers file electronically with the SEC. The SEC’s internet site is www.sec.gov.

Our investor relations internet address is ir.e-arc.com. We make available free of charge, on or through our investor relations webpage, our proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We also make available, through our investors relations website ir.e-arc.com, statements of beneficial ownership of our equity securities filed by our directors, executive officers, 10% or greater stockholders and others under Section 16 of the Exchange Act. The reference to our website address does not constitute incorporation by reference of the information contained in the website and should not be considered part of this document.

A copy of our Code of Conduct, as defined under Item 406 of Regulation S-K, including any amendments thereto or waivers thereof, our Corporate Governance Guidelines, and board committee charters can also be accessed on our investor relations website ir.e-arc.com by selecting “Corporate Governance” from the navigation menu. Our Code of Conduct applies to all directors, officers and employees, including our Chief Executive Officer, our Chief Financial Officer and our Controller. We will post any amendments to the Code of Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE, on our website.

You can request a printed copy of these documents, excluding exhibits, at no cost, by contacting Investor Relations at (925) 949-5100 or by sending a request by mail to 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, Attention: David Stickney, Vice President Corporate Communications.

YOUR VOTE AT THIS YEAR’S ANNUAL MEETING OF STOCKHOLDERS IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

By order of the Board of Directors,
April 2, 2020
Tracey Luttrell
Corporate Counsel and Corporate Secretary

ARC DOCUMENT SOLUTIONS, INC. ATTN: ARC Legal Department 12657 ALCOSTA BLVD., SUITE 200 SAN RAMON, CA 94583
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on 04/29/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1. Election of Directors
Nominees
01 K. Suriyakumar	02 Bradford L. Brooks	03 Cheryl Cook	04 Tracey Luttrell	05 Dewitt Kerry McCluggage
06 Mark W. Mealy
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2. Ratify the appointment of Armanino LLP as ARC Document Solutions, Inc.’s independent registered public accounting firm for 2020.							☐	☐	☐
3. Approve advisory, non-binding vote on executive compensation.							☐	☐	☐
4. Approve an amendment to the ARC Document Solutions 2005 Employee Stock Purchase Plan							☐	☐	☐
NOTE: Transact any other business that may properly come before the annual meeting and any postponements and any adjournments of the annual meeting.
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

ARC DOCUMENT SOLUTIONS, INC. Annual Meeting of Stockholders April 30, 2020 9:00 AM PDT This proxy is solicited by the Board of Directors
The undersigned hereby appoints Kumarakulasingam Suriyakumar, the Chairman of the Board, Chief Executive Officer, President and a director of ARC Document Solutions, Inc., and Tracey Luttrell, Corporate Secretary of ARC Document Solutions, Inc., and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of ARC Document Solutions, Inc. held by the undersigned on March 2, 2020, at the annual meeting of stockholders to be held at the Roundhouse Conference Center, at 2600 Camino Ramon, San Ramon, CA 94583 on Thursday, April 30, 2020, at 9:00 a.m. PDT, and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof. If no directions are given, this Proxy will be voted “FOR” all of the director nominees named on the reverse side under Proposal 1, “FOR” Proposals 2, 3 and 4. The above named proxies will vote in their discretion on all other matters that are properly brought before the annual meeting. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

Continued and to be signed on reverse side

APPENDIX A

ARC DOCUMENT SOLUTIONS
2005 EMPLOYEE STOCK PURCHASE PLAN
Adopted By the Board of Directors January 10, 2005
Approved By Shareholders February 3, 2005
Amended and Restated as of July 30, 2009
Amended and Restated as of April 27, 2017
Amended and Restated as of _______, 2020

1.	Purpose.
(a)The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company. This Plan includes two components: a Code Section 423 Component and a Non-423 Component. This Plan shall govern the terms and conditions of grants made under both the Code Section 423 Component and the Non-423 Component. Except as otherwise indicated, the Non-423 Component will operate and be administered in the same manner as the Code Section 423 Component.
(b)The Company, by means of the Plan, seeks to secure and retain the services of current and new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.
(c)The Company intends that the Purchase Rights granted under the Code Section 423 Component be considered options issued under an employee stock purchase plan qualifying under Section 423 of the Code although the Company makes no undertaking or representation to maintain such qualification.

2.	DEFINITIONS.
As used in the Plan and any Offering, unless otherwise specified, the following terms have the meanings set forth below:
(a)“Board” means the Board of Directors of the Company.
(b)“Code” means the Internal Revenue Code of 1986, as amended.
(c)“Code Section 423 Component” means the component of this Plan that is intended to meet the requirements set forth in Section 423(b) of the Code, as amended, to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Code Section 423 Component shall be construed, administered and enforced in accordance with Section 423(b), so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
(d)“Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.
(e)“Common Stock” means the common stock of the Company.
(f)“Company” means ARC Document Solutions, a Delaware corporation.
(g)“Contributions” means the payroll deductions and other additional payments that a Participant contributes to fund the exercise of a Purchase Right.
(h)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;
(ii)a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(i)“Director” means a member of the Board.
(j)“Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in Section 6 of the Plan.
(k)“Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.
(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m)“Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the New York Stock Exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the last Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(n)“IPO Date” means the effective date of the initial public offering of the Common Stock.
(o)“Non-423 Component” means a component of this Plan that is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended. Options may be granted under the Non-423 Component pursuant to rules, procedures or sub-plans adopted by the Board (or the Committee) that are designed to achieve tax, securities laws or other objectives for Eligible Employees and/or the Company.
(p)“Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.
(q)“Offering Date” means a date selected by the Board for an Offering to commence.
(r)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(s)“Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.
(t)“Plan” means this ARC Document Solutions 2005 Employee Stock Purchase Plan, which includes a Code Section 423 Component and a Non-423 Component.
(u)“Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.
(v)“Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(w)“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(x)“Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(y)“Securities Act” means the Securities Act of 1933, as amended.

(z)“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be an established stock exchange, the New York Stock Exchange or otherwise, is open for trading.

3.	ADMINISTRATION.
(a)The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(b)The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).
(ii)To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan and designate which Related Corporations should participate in the Non-423 Component of the Plan.
(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iv)To amend the Plan as provided in Section 15.
(v)To terminate or suspend the Plan as provided in Section 16.
(vi)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that Offerings made under the 423 Component of the Plan be treated as qualifying under Section 423(b) of the Code.
(vii)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Non-423 Component of the Plan by Employees who are foreign nationals or employed outside the United States.
(c)The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board some or all of the powers previously delegated. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.
(d)All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.
Subject to the provisions of Section 14(a) relating to adjustments upon changes in Common Stock, the stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate one million two hundred thousand (1,200,000) shares of Common Stock.

5.	GRANT OF PURCHASE RIGHTS; OFFERING.
(a)The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering under the Code Section 423 Component shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (by reference to the provisions of this Plan or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive. The Board may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Non-423 Component. If such grants are intended to be made under the Non- 423 Component, they will be designated as such at the time of grant and such grants may not comply with the requirements set forth under Section 423 of the Code.
(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6.	ELIGIBILITY.
(a)Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and/or more than five (5) months per calendar year.
(b)The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and
(iii)the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.
(c)No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.
(d)As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all employee stock purchase plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e)Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	PURCHASE RIGHTS; PURCHASE PRICE.
(a)On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the

Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.
(b)The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.
(c)In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. Notwithstanding anything to the contrary, during any calendar year, no Participant may purchase under this Plan in excess of a number of shares of Common Stock having an aggregate Fair Market Value (determined on the date of the purchase(s)) of twenty-five thousand dollars ($25,000).
(d)If the number of shares of Common Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Common Stock available in the Plan as provided in Section 4 or the maximum aggregate number of shares of Common Stock that may be purchased on such Purchase Date pursuant to a limit established by the Board pursuant to Section 7.1(c), the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.
(e)The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:
(i)an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or
(ii)an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.
(a)A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall remain the property of the Participant at all times prior to the purchase of Common Stock, but such Contributions may be commingled with the assets of the Company and used for general corporate purposes except where applicable law requires that Contributions be deposited with an independent third party. To the extent provided in the Offering, a Participant may begin making Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering, provided that payment through means other than payroll deductions shall be permitted only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering.
(b)During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.
(c)Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.
(d)Purchase Rights shall not be transferable by a Participant otherwise than by will, the laws of descent and distribution, or a beneficiary designation as provided in Section 13. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.
(e)Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions (except as may be required by applicable law, as determined by the Company, for Participants in the Non-423 Component of the Plan).

9.	EXERCISE.
(a)On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.
(b)If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest (except as may be required by applicable law, as determined by the Company, for Participants in the Non-423 Component of the Plan). If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering.
(c)No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants.

10.	COVENANTS OF THE COMPANY.
The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES OF COMMON STOCK.
Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.	RIGHTS AS A SHAREHOLDER.
A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.	DESIGNATION OF BENEFICIARY.
(a)A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company. The Company may decide not to allow such designations by Participants outside the U.S.
(b)The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.
(a)If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)
(b)In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to shareholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.	AMENDMENT OF THE PLAN.
(a)The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.
(b)It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans that are intended to qualify under Section 423 of the Code or to bring the Plan and/or Purchase Rights into compliance therewith.
(c)The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans qualifying under Section 423 of the Code). Notwithstanding the foregoing, in the event that the Board determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company as a result of a change after the IPO Date in the generally accepted accounting principles applicable to the Plan, the Board may, in its discretion and without the consent of any Participant, including with respect to an Offering then in progress: (a) terminate the Plan or any Offering, (b) accelerate the

Purchase Date of any Offering, (c) reduce the discount applicable to any Purchase Right of any Offering, (d) reduce the maximum number of shares of Common Stock that may be purchased in any Offering or (e) take any combination of the foregoing actions.

16.	TERMINATION OR SUSPENSION OF THE PLAN.
(a)The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Code Section 423 Component of the Plan and/or Purchase Rights granted under the Code Section 423 Component of the Plan comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.
The Plan shall become effective on the IPO Date, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.	MISCELLANEOUS PROVISIONS.
(a)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
(b)The provisions of the Plan shall be governed by the law of the State of California without resort to that state’s conflicts of laws rules.